                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                ----------------



         Date of Report (Date of earliest event reported): NOVEMBER 28, 2000



                           IBIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                          0-23150                   04-2987600
----------------                    ------------            -------------------
(State or other                     (Commission                 (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS                        01923
------------------------------------------------            -------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (978) 777-4247
                                                    --------------

ITEM 5.   OTHER EVENTS.

         On November 28, 2000 the Registrant publicly disseminated a press release reiterating the estimates it made during its third quarter conference call held on October 26, 2000. The Registrant's President and Chief Executive Officer, Martin J. Reid, stated that the Registrant continues to stand by its estimates discussed during its last conference call and that with additional implanters coming on-line, it believes that fourth quarter wafer sales will increase approximately 130% over the fourth quarter of 1999, or 50% sequential growth over the third quarter of 2000. Mr. Reid further stated that the Registrant does not anticipate equipment sales in the fourth quarter of 2000, however, it estimates that other equipment revenue will be approximately $800,000 to $900,000. He also stated that the Registrant is targeting 100% year over year growth in SIMOX wafer sales for 2001, with a significant portion of the increase expected to occur in the second half of 2001. Mr. Reid also stated that the Registrant anticipates that it may sell and deliver 1 to 3 implanters at an average selling price of $4-5 million in the second half of 2001 and that it believes it will start to book orders for its Ibis 2000 implanter towards the end of 2001.

         The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.

99.1     The Registrant's Press Release dated November 28, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       IBIS TECHNOLOGY CORPORATION
                                       (Registrant)



Date: November 28, 2000                /s/ Debra L. Nelson
                                       ----------------------------------------
                                       Debra L. Nelson, Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit                                                                         Sequential
Number                     Description                                          Page Number
-------                    -----------                                          -----------

99.1                       The Registrant's Press Release                           5
                           dated November 28, 2000